                                                                   EXHIBIT 99.d1

                              MANAGEMENT AGREEMENT

     This MANAGEMENT AGREEMENT ("Agreement") is made as of the 1st day of
August, 2006 by and between AMERICAN CENTURY INVESTMENT TRUST, a Massachusetts business trust and registered investment company (the "Company"), and AMERICAN
CENTURY INVESTMENT MANAGEMENT, INC., a placeStateDelaware corporation (the
"Investment Manager").

     WHEREAS, a majority of those members of the Board of Trustees of the
Company (collectively, the "Board of Directors", and each Trustee individually a
"Director") who are not "interested persons" as defined in Investment Company
Act (hereinafter referred to as the "Independent Directors"), during its most recent annual evaluation of the terms of the Agreement pursuant to Section 15(c)
of the Investment Company Act, has approved the continuance of the Agreement as it relates to each series of shares of the Company set forth on Schedule B attached hereto (the "Funds").

     NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.   INVESTMENT MANAGEMENT SERVICES. The Investment Manager shall supervise the investments of each Fund. In such capacity, the Investment Manager shall maintain a continuous investment program for each such Fund, determine what securities shall be purchased or sold by each Fund, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders.

2.   COMPLIANCE WITH LAWS. All functions undertaken by the Investment Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

     (a)  the Investment Company Act and any rules and regulations promulgated thereunder;

     (b)  any other applicable provisions of law;

     (c)  the Declaration of Trust of the Company as amended from time to time;

     (d)  the By-Laws of the Company as amended from time to time;

     (e)  the Multiple Class Plan; and

     (f)  the registration statement(s) of the Company, as amended from time to time, filed under the Securities Act of 1933 and the Investment
          Company Act.

3.   BOARD SUPERVISION. All of the functions undertaken by the Investment
     Manager hereunder shall at all times be subject to the direction of the
     Board of Directors, its executive committee, or any committee or officers of the Company acting under the authority of the Board of Directors.

4.   PAYMENT OF EXPENSES. The Investment Manager will pay all the expenses of each class of each Fund that it shall manage, other than interest, taxes, brokerage commissions, portfolio insurance, extraordinary expenses, the fees and expenses of the Independent Directors (including counsel fees), and expenses incurred in connection with the provision of shareholder services and distribution services under a plan adopted pursuant to Rule
     12b-1 under the Investment Company Act. The Investment Manager will provide the Company with all physical facilities and personnel required to carry on

                                                                          Page 1

                                               AMERICAN CENTURY INVESTMENT TRUST

     the business of each class of each Fund that it shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel. The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5.   ACCOUNT FEES. The Board of Directors may impose fees for various account services, proceeds of which may be remitted to the appropriate Fund or the
     Investment Manager at the discretion of the Board of Directors. At least 60 days' prior written notice of the intent to impose such fee must be given to the shareholders of the affected series.

6.   MANAGEMENT FEES.

     (a)  In consideration of the services provided by the Investment Manager, each class of a Fund shall pay to the Investment Manager a management fee that is calculated as described in this Section 6 using the fee schedules described herein.

     (b)  Definitions

          (1)  An "INVESTMENT TEAM" is the Portfolio Managers that the
               Investment Manager has designated to manage a given portfolio.

          (2)  An "INVESTMENT STRATEGY" is the processes and policies implemented by the Investment Manager for pursuing a particular investment objective managed by an Investment Team.

          (3)  A "PRIMARY STRATEGY PORTFOLIO" is each Fund, as well as any other series of any other registered investment company for which the
               Investment Manager serves as the investment manager and for which
               American Century Investment Services, Inc. serves as the
               distributor; provided, however, that a registered investment company that invests its assets exclusively in the shares of other registered investment companies shall not be a Primary
               Strategy Portfolio. Any exceptions to the above requirements shall be approved by the Board of Directors.

          (4)  A "SECONDARY STRATEGY PORTFOLIO" is another account managed by the Investment Manager that is managed by the same Investment
               Team as that assigned to manage any Primary Strategy Portfolio that shares the same board of directors or board of trustees as the Company. Any exceptions to this requirement shall be approved by the Board of Directors.

          (5)  An "INVESTMENT CATEGORY" for a Fund is the group to which the
               Fund is assigned for determining the first component of its management fee. Each Primary Strategy Portfolio is assigned to one of the three Investment Categories indicated below. The
               Investment Category assignments for the Funds appear in Schedule
               B to this Agreement. The amount of assets in each of the
               Investment Categories ("Investment Category Assets") is
               determined as follows:

               a)   MONEY MARKET FUND CATEGORY ASSETS. The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the Primary Strategy Portfolios and
                    Secondary Strategy Portfolios that invest primarily in debt securities and are subject to Rule 2a-7 under the Investment
                    Company Act.

                                                                          Page 2

                                               AMERICAN CENTURY INVESTMENT TRUST

               b)   BOND FUND CATEGORY ASSETS. The assets which are used to
                    determine the fee for this Investment Category is the sum
                    the assets of all of the Primary Strategy Portfolios and
                    Secondary Strategy Portfolios that invest primarily in debt securities and are not subject to Rule 2a-7 under the
                    Investment Company Act.

               c)   EQUITY FUND CATEGORY ASSETS. The assets which are used to
                    determine the fee for this Investment Category is the sum
                    the assets of all of the Primary Strategy Portfolios and
                    Secondary Strategy Portfolios that invest primarily in
                    equity securities.

          (6)  The "PER ANNUM INVESTMENT CATEGORY FEE DOLLAR AMOUNT" for a Fund
               is the dollar amount resulting from applying the applicable
               Investment Category Fee Schedule for the Fund (as shown on
               Schedule A) using the applicable Investment Category Assets.

          (7)  The "PER ANNUM INVESTMENT CATEGORY FEE RATE" for Fund is the
               percentage rate that results from dividing the Per Annum
               Investment Category Fee Dollar Amount for the Fund by the
               applicable Investment Category Assets for the Fund.

          (8)  The "COMPLEX ASSETS" is the sum of the assets in all of the
               Primary Strategy Portfolios.

          (9)  The "PER ANNUM COMPLEX FEE DOLLAR AMOUNT" for a class of a Fund shall be the dollar amount resulting from application of the
               Complex Assets to the Complex Fee Schedule for the class as shown in Schedule C.

          (10) The "PER ANNUM COMPLEX FEE RATE" for a class of a Fund is the percentage rate that results from dividing the Per Annum Complex
               Fee Dollar Amount for the class of a Fund by the Complex Assets.

          (11) The "PER ANNUM MANAGEMENT FEE RATE" for a class of a Fund is the sum of the Per Annum Investment Category Fee Rate applicable to the Fund and the Per Annum Complex Fee Rate applicable to the class of the Fund.

     (c)  DAILY MANAGEMENT FEE CALCULATION. For each calendar day, each class of each Fund shall accrue a fee calculated by multiplying the Per Annum
          Management Fee Rate for that class times the net assets of the class on that day, and further dividing that product by 365 (366 in leap years).

     (d)  MONTHLY MANAGEMENT FEE PAYMENT. On the first business day of each month, each class of each series Fund shall pay the management fee to the Investment Manager for the previous month. The fee for the previous month shall be the sum of the Daily Management Fee
          Calculations for each calendar day in the previous month.

                                                                          Page 3

                                               AMERICAN CENTURY INVESTMENT TRUST

     (e)  ADDITIONAL SERIES OR CLASSES. In the event that the Board of Directors shall determine to issue any additional series of shares for which it is proposed that the Investment Manager serve as investment manager, the Company and the Investment Manager shall enter into an Addendum to this Agreement setting forth the name of the series and/or classes, as appropriate, the Applicable Fee and such other terms and conditions as are applicable to the management of such series and/or classes, or, in the alternative, enter into a separate management agreement that relates specifically to such series or classes of shares.

7.   CONTINUATION OF AGREEMENT. This Agreement shall become effective for each
     Fund as of the date first set forth above and shall continue in effect for each Fund until August 1, 2007, unless sooner terminated as hereinafter provided, and shall continue in effect from year to year thereafter for each Fund only as long as such continuance is specifically approved at least annually (i) by either the Board of Directors or by the vote of a majority of the outstanding voting securities of such Fund, and (ii) by the vote of a majority of the Directors, who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. The annual approvals provided for herein shall be effective to continue this Agreement from year to year if given within a period beginning not more than 90 days prior to August
     1st of each applicable year, notwithstanding the fact that more than 365 days may have elapsed since the date on which such approval was last given.

8.   TERMINATION. This Agreement may be terminated, with respect to any Fund, by the Investment Manager at any time without penalty upon giving the Company
     60 days' written notice, and may be terminated, with respect to any Fund, at any time without penalty by the Board of Directors or by vote of a majority of the outstanding voting securities of such Fund on 60 days'
     written notice to the Investment Manager.

9.   EFFECT OF ASSIGNMENT. This Agreement shall automatically terminate with respect to any Fund in the event of its assignment by the Investment
     Manager. The term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act.

10.  OTHER ACTIVITIES. Nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or the right of any of its officers, directors or employees (who may also be a Director, officer or employee of the Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

11.  STANDARD OF CARE. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

12.  SEPARATE AGREEMENT. The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect, treat each series of shares of a registered investment company as a separate investment company.
     Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the Investment Company Act,

                                                                          Page 4

                                               AMERICAN CENTURY INVESTMENT TRUST

     this Agreement shall be deemed to constitute a separate agreement between the Investment Manager and each Fund.

13.  USE OF THE NAME "AMERICAN CENTURY". The name "American Century" and all rights to the use of the name "American Century" are the exclusive property of American Century Proprietary Holdings, Inc. ("ACPH"). ACPH has consented to, and granted a non-exclusive license for, the use by the Company of the name "American Century" in the name of the Company and any Fund. Such consent and non-exclusive license may be revoked by ACPH in its discretion if ACPH, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment adviser of each Fund. In the event of such revocation, the Company and each Fund using the name "American
     Century" shall cease using the name "American Century" unless otherwise consented to by ACPH or any successor to its interest in such name.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first written above.

AMERICAN CENTURY INVESTMENT MANAGEMENT,        AMERICAN CENTURY INVESTMENT TRUST
INC.

/s/ Charles A. Etherington                     /s/ David H. Reinmiller
-------------------------------------          ---------------------------------
Charles A. Etherington                         David H. Reinmiller
Senior Vice President                          Vice President

                                                                          Page 5

AMERICAN CENTURY INVESTMENT TRUST  Schedule A: Investment Category Fee Schedules
--------------------------------------------------------------------------------

                                   Schedule A

                        INVESTMENT CATEGORY FEE SCHEDULES

MONEY MARKET FUNDS

================================= =========================================================================
                                                               Rate Schedules
Category Assets                      Schedule 1        Schedule 2         Schedule 3        Schedule 4
--------------------------------- ----------------- ------------------ ----------------- ------------------
First $1 billion                      0.2500%            0.2700%           0.3500%            0.2300%
Next $1 billion                       0.2070%            0.2270%           0.3070%            0.1870%
Next $3 billion                       0.1660%            0.1860%           0.2660%            0.1460%
Next $5 billion                       0.1490%            0.1690%           0.2490%            0.1290%
Next $15 billion                      0.1380%            0.1580%           0.2380%            0.1180%
Next $25 billion                      0.1375%            0.1575%           0.2375%            0.1175%
Thereafter                            0.1370%            0.1570%           0.2370%            0.1170%
================================= ================= ================== ================= ==================

BOND FUNDS

=============== =========================================================================================== ==============
                                                      Rate Schedules
Category         Schedule 1     Schedule 2      Schedule 3     Schedule 4     Schedule 5      Schedule 6     Schedule 7
Assets
--------------- -------------- -------------- --------------- -------------- -------------- --------------- --------------
First $1           0.2800%        0.3100%        0.3600%         0.6100%        0.4100%        0.6600%         0.3800%
billion
Next $1            0.2280%        0.2580%        0.3080%         0.5580%        0.3580%        0.6080%         0.3280%
billion
Next $3            0.1980%        0.2280%        0.2780%         0.5280%        0.3280%        0.5780%         0.2980%
billion
Next $5            0.1780%        0.2080%        0.2580%         0.5080%        0.3080%        0.5580%         0.2780%
billion
Next $15           0.1650%        0.1950%        0.2450%         0.4950%        0.2950%        0.5450%         0.2650%
billion
Next $25           0.1630%        0.1930%        0.2430%         0.4930%        0.2930%        0.5430%         0.2630%
billion
Thereafter         0.1625%        0.1925%        0.2425%         0.4925%        0.2925%        0.5425%         0.2625%
=============== ============== ============== =============== ============== ============== =============== ==============

EQUITY FUNDS

========================== ===============================================
                                           Rate Schedules
Category Assets                  Schedule 1              Schedule 2
-------------------------- ----------------------- -----------------------
First $1 billion                  0.5200%                 0.7200%
Next $5 billion                   0.4600%                 0.6600%
Next $15 billion                  0.4160%                 0.6160%
Next $25 billion                  0.3690%                 0.5690%
Next $50 billion                  0.3420%                 0.5420%
Next $150 billion                 0.3390%                 0.5390%
Thereafter                        0.3380%                 0.5380%
========================== ======================= =======================

                                                                        Page A-1

AMERICAN CENTURY INVESTMENT TRUST              Schedule B: Complex Fee Schedules
--------------------------------------------------------------------------------

                                   Schedule B

                         INVESTMENT CATEGORY ASSIGNMENTS

AMERICAN CENTURY INVESTMENT TRUST
====================================== ========================= =================
Series                                 Category                   Applicable Fee
                                                                 Schedule Number
-------------------------------------- ------------------------- -----------------
Prime Money Market Fund                Money Market Funds               3
-------------------------------------- ------------------------- -----------------
Premium Money Market Fund              Money Market Funds               4
-------------------------------------- ------------------------- -----------------
Diversified Bond Fund                  Bond Funds                       5
-------------------------------------- ------------------------- -----------------
High-Yield Fund                        Bond Funds                       6
-------------------------------------- ------------------------- -----------------
Inflation Protection Bond Fund         Bond Funds                       7
====================================== ========================= =================

                                                                        Page B-1

AMERICAN CENTURY INVESTMENT TRUST              Schedule C: Complex Fee Schedules
--------------------------------------------------------------------------------

                                   Schedule C

                              COMPLEX FEE SCHEDULES

=============================== ==========================================================================
                                                             Rate Schedules
Complex Assets                       Advisor Class         Institutional Class       All Other Classes
------------------------------- ------------------------ ------------------------ ------------------------
First $2.5 billion                      0.0600%                  0.1100%                  0.3100%
Next $7.5 billion                       0.0500%                  0.1000%                  0.3000%
Next $15.0 billion                      0.0485%                  0.0985%                  0.2985%
Next $25.0 billion                      0.0470%                  0.0970%                  0.2970%
Next $25.0 billion                      0.0370%                  0.0870%                  0.2870%
Next $25.0 billion                      0.0300%                  0.0800%                  0.2800%
Next $25.0 billion                      0.0200%                  0.0700%                  0.2700%
Next $25.0 billion                      0.0150%                  0.0650%                  0.2650%
Next $25.0 billion                      0.0100%                  0.0600%                  0.2600%
Next $25.0 billion                      0.0050%                  0.0550%                  0.2550%
Thereafter                              0.0000%                  0.0500%                  0.2500%
=============================== ======================== ======================== ========================

============================================== ========== ========= ========== ======== ======= ======== =======
                      Series                   Investor   Institu-   Advisor      A       B        C     R
                                                 Class     tional     Class     Class   Class    Class   Class
                                                           Class
---------------------------------------------- ---------- --------- ---------- -------- ------- -------- -------
>>       Diversified Bond Fund                    Yes       Yes        Yes       Yes     Yes      Yes     Yes
>>       Premium Money Market Fund                Yes        No        No        No       No      No       No
>>       Prime Money Market Fund                  Yes        No        Yes       Yes     Yes      Yes      No
>>       High-Yield Fund                          Yes       Yes        Yes       Yes     Yes      Yes     Yes
>>       Inflation Protection Bond Fund           Yes       Yes        No        Yes     Yes      Yes     Yes
============================================== ========== ========= ========== ======== ======= ======== =======

                                                                        Page C-1